Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Prospectus/Proxy
Statement on Form N-14 of our reports dated August 22, 2006 and October 17, 2006 relating to the financial statements and financial highlights which appear in the June 30, 2006 Annual Report to Shareholders of Phoenix Value Opportunities Fund, a series of Phoenix Equity Trust and in the August 31, 2006 Annual Report to Shareholders of Phoenix Value Equity Fund, a series of Phoenix Investment Trust 97, respectively, which are also incorporated by reference into the Prospectus/Information Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Information Statement.



/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
June 6, 2007